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                                                                   EXHIBIT 10.16



                                 PROMISSORY NOTE

$475,000.00                                                     August ___, 1990
                                                                Denver, Colorado

         FOR VALUE RECEIVED, the undersigned, M.K.S. Instruments, Inc., a Massachusetts Corporation, hereinafter collectively referred to as "Maker," whose address is 6 Shattuck Road, Andover, Massachusetts 01810, promises to pay to the order of Jefferson National Life Insurance Company, an Indiana corporation and/or Its Assigns (hereinafter referred to as "Holder," which term shall include any subsequent holder of this Note), at its office at One Virginia Ave., Indianapolis, Indiana 46204-3655 (or at such other place as Holder shall designate in writing) in lawful money of the United States of America, the principal sum of FOUR HUNDRED SEVENTY-FIVE THOUSAND AND NO/100 DOLLARS ($475,000.00), with interest thereon from the date hereof as hereinafter set forth.

         1. General Definitions. As used herein the following terms shall have the indicated meanings (definitions appear in alphabetical order and defined terms used within definitions are defined in the appropriate alphabetical place in this Paragraph 1):

                  (a) Deed Of Trust: The Deed of Trust dated of even date herewith, from M.K.S. Instruments Inc., a Massachusetts corporation, as Grantor, to the Public Trustee of the County of Boulder, Colorado, as Trustee, for the use and benefit of Holder, as Beneficiary, encumbering the Property and securing this Note.

                  (b) Default Rate: The interest rate equal to eighteen percent (18%) per annum.

                  (c) Maturity Date: September 1, 2000, unless such maturity date is sooner accelerated upon the occurrence of an event of default hereunder or under any of the other Loan Documents.

                  (d) Interest Rate: The interest rate shall be fixed at the rate of ten and three quarters percent (10.75%) per annum during the entire ten
(10) year term of the loan.

                  (e) Loan Documents: Collectively, this Note, the Deed of Trust and all other documents and instruments executed by or on behalf of Maker, or either of them, evidencing, securing or relating to the loan evidenced by this Note, as the same may be amended from time to time.

                  (f) Loan Term: The period of time commencing on the date hereof and terminating on the Maturity Date.
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                  (g) Outstanding Principal Balance: The principal amounts from time to time outstanding under this Note during the Loan Term.

                  (h)Property: The Real Estate together with all fixtures, equipment and machinery now or hereafter owned by Grantor and actually or constructively attached to the subject property, all present and future leases and rents in respect thereof, and as otherwise included in the definition of "Property" in the Deed of Trust, but not including any business assets of any tenant or of the Maker.

                  (i) Real Estate: The real property located in the County of Boulder, State of Colorado, encumbered by the Deed of Trust and more particularly described therein.

         2. Terms of Loan.

                  (a) Interest Rate: Commencing on the date hereof and continuing until the Maturity Date, interest shall accrue on the Outstanding Principal Balance at a rate per annum equal to the Interest Rate.

                  (b) Installments of Principal and Interest: Commencing on October 1, 1990, and continuing thereafter on the first day of each calendar month thereafter through August 1, 2000, Maker shall make equal monthly installments of principal and interest (based on a 20 year amortization) on the amount of Four Thousand Eight Hundred Twenty-Three and no/100 dollars ($4,823.00). On the Maturity Date of September 1, 2000, Maker shall pay Holder all remaining sums of principal and interest and other sums due under the Promissory Note and Deed of Trust. If not otherwise accelerated, the Note shall be due and payable in full on September 1, 2000.

                  (c) Payment -- Maturity: If not sooner paid in accordance with the terms of this Note, the entire Outstanding Principal Balance, plus any accrued but unpaid interest thereon and all the sums due hereunder, shall be due and payable, in full, on the Maturity Date.

                  (d) Prepayment: Upon thirty (30) days' notice, the loan may be prepaid in full during the first five (5) years of the loan term at a prepayment charge equalling ten and three-quarters percent (10.75%) of the principal balance. Commencing with the sixth (6th) year of the loan term, the entire loan can be prepaid at a charge of fifty percent (50%) of the then interest rate being charged on the Note. (For example, if the loan balance is $400,000.00, and the Borrower wishes to prepay in full during the sixth year of the loan term, a prepayment of the $400,000.00 would result in a prepayment penalty of 50% of 10.75% multiplied by $400,000.00 or $21,500.00). Thereafter , the prepayment penalty rate will be forty percent (40%) of the interest rate during the seventh
(7th) year of the loan term; thirty percent (30%) of


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the interest rate during the eighth (8th) year of the loan term; twenty percent
(20%) of the interest rate during the ninth (9th) year of the loan term; and, ten percent (10%) of the interest rate during the tenth year of the loan term. Any prepayment penalty charge shall also apply if the Holder accelerates payment following a default or any involuntary prepayment with the exception of a full or partial condemnation.

                  (e) Application of Payments: All payments on this Note shall be made in immediately available funds received in Holder's office on the date due. During the Loan Term, all payments on this Note shall be applied first to the repayment of any sums advanced by Holder for the payment of taxes, assessments, insurance premiums, late charges or other charges against the Property (together with interest thereon from the date of advance until paid at the Default Rate), then to the payment of accrued and unpaid interest on the Outstanding Principal Balance and then to the reduction of the Outstanding Principal Balance.

         3. Other Terms and Conditions.

                  (a) Default Rate: Upon the declaration of default by Holder and written notice to Make, then and in such event the entire Outstanding Principal Balance shall bear interest at the Default Rate from the date of default until the default is cured, or, if the default is not cured, then until the outstanding Principal Balance, accrued interest, attorney's fees and costs are paid in full. In the event of Maker's failure to pay the Outstanding Principal Balance, together with any accrued but unpaid interest thereon and all other sums due hereunder upon the maturity hereof (by acceleration or otherwise), same shall bear interest at the Default Rate from the date due until the default is cured and if the default is not cured, then until the outstanding Principal Balance, accrued interest, attorney's fees and costs are paid in full.

                  (b) Late Charge: In the event that Maker fails to pay any installment due hereunder or any portion thereof within ten (10) days after the due date thereof, Maker agrees to pay a late charge equal to five percent (5%) of the overdue amount. Maker acknowledges that it would be extremely difficult or impracticable to determine Holder's actual damages resulting from any late payment and this late charge is a reasonable estimate of those damages.

                  (c) Default: Time is of the essence hereof. Upon the occurrence of any of the following events of default, the payment of all principal, interest and any other sums due in accordance with the terms of this Note shall, at the option of Holder, be accelerated and such principal, interest and other sums shall be immediately due and payable upon demand of Holder by written notice to Maker, wherein Maker shall have a ten (10) day period from receipt of written notice of default to cure any monetary default, and Holder shall have the option to foreclose or to require foreclosure of any or all liens securing the payment hereof:


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                           (1) Default in the payment within ten (10) days after
receipt of written notice of default of any monthly installment due hereunder, or any part thereof, or failure to pay the entire Outstanding Principal Balance, together with any accrued but unpaid interest thereon and all other sums due hereunder upon the maturity hereof (whether by acceleration or otherwise);

                           (2) Breach or violation by Maker of any other
agreement or covenant contained herein unless cured within twenty (20) days after receipt of written notice thereof from Holder to Maker;

                           (3) Default by Maker under the Deed of Trust or under
any of the other Loan Documents (unless cured within any applicable grace period).

                  (d) Character of the Loan: Maker certifies that the loan evidenced by this Note is obtained for business or commercial purposes and that the proceeds thereof will not be used primarily for personal, family, household or agricultural purposes. It is expressly understood that this Note is non-revolving and, therefore, that the total disbursements made to or for the benefit of Maker in accordance with the provisions of this Note shall not, in the aggregate, exceed $475,000.00.

                  (e) Security: The payment and performance of this Note is secured in part by the Deed of Trust.

                  (f) Corporate Liability: Holder shall have full recourse against Maker, and Maker shall be liable for payment of any and all sums evidenced hereby and/or secured by the Deed of Trust and/or the other Loan Documents, and for the performance of all of the covenants, duties and obligations arising under this Note, the Deed of Trust and the other Loan Documents.

                  (g) Governing Law: As an additional consideration for the extension of credit, each maker, endorser, cosigner and guarantor of this Note understands and agrees that the loan evidenced by this Note is made in the State of Colorado and the provisions hereof will be construed in accordance with the laws of the State of Colorado; and such parties further agree that in the event of default, this Note may be enforced in any court of competent jurisdiction in the State of Colorado, and they do hereby submit to the jurisdiction of such court regardless of their residence or where this Note or any endorsement hereof may be executed.

                  (h) Remedies Cumulative; Waiver: The remedies of Holder, as provided herein or in any of the other Loan Documents, shall be cumulative and concurrent, and may be pursued singularly, successively or together, at the sole discretion of Holder, and may be exercised as often as occasion therefor shall arise. No act of omission or commission of Holder, including specifically any failure to exercise any right, remedy or recourse shall be deemed to be a waiver or release of


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the same; such waiver or release to be affected only through a written document executed by Holder and then only to the extent specifically recited therein. A waiver or release with reference to any one event shall not be construed as continuing, as a bar to, or as a waiver or release of, any subsequent right, remedy or recourse as to a subsequent event.

                  (i) Notice: Any notice, request, demand or other communication required or permitted hereunder or required by law shall be in writing and shall be effective upon delivery of the same in person to the intended addressee, or 1 day after deposit of the same with a responsible overnight courier service (such as Federal Express) for delivery to the intended addressee or 3 days after deposit of the same in the United States mail, postage prepaid, certified or registered mail, return receipt requested, sent to the intended addressee at the address shown on the first page of this Note, or to such different address as the intended addressee shall have designated by written notice sent in accordance herewith and actually received by the other party at least ten (10) days in advance of the date upon which such change of address shall be effective.

                  (j) Miscellaneous Provisions:

                           (1) Every maker, endorser, cosigner and guarantor of
this Note expressly grants to Holder the right to release or to agree not to sue any other person, or to suspend the right to enforce this Note against such other person or to otherwise discharge such person; and each such maker, endorser, cosigner and guarantor agrees that the exercise of such rights by Holder will have no effect on the liability of any other person, primarily or secondarily liable hereunder. Each maker, endorser, cosigner and guarantor of this Note waives demand for payment, presentment for payment, protest, notice of protest, notice of dishonor, notice of nonpayment, notice of acceleration of maturity, diligence in taking any action to collect sums owing hereunder and all duty or obligation of Holder to effect, protect, perfect, retain or enforce any security for the payment of this Note or to proceed against any collateral before otherwise enforcing this Note.

                           (2) This Note and each payment of principal and
interest hereunder shall be paid when due without deduction or setoff of any kind or nature or for any costs whatsoever.

                           (3) Maker agrees to reimburse Holder for all costs,
including, without limitation, attorneys' fees, incurred to collect this Note if this Note is not paid when due. Maker agrees that Holder may from time to time extend the maturity of this Note or the time any payment is due under this Note and may accept further security or release security for the payment of this Note, without in any way affecting any obligations of Maker to Holder.


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                           (4) Maker hereby expressly warrants and represents
that there is not as of the date hereof any contract, agreement or understanding, written or oral, between Maker and any person or entity whatsoever which in any manner limits or affects the liability of Maker hereunder, nor shall Maker enter into any such contract, agreement or understanding prior to the payment in full of the principal indebtedness evidenced by this Note.

                           (5) If any provision hereof or of any of the other
Loan Documents is, for any reason and to any extent, invalid or unenforceable, then neither the remainder of the document in which such provision is contained, nor the application of the provision to other persons, entities or circumstances, nor any other document referred to herein, shall be affected thereby, but instead shall be enforceable to the maximum extent permitted by law.

                           (6) This Note shall be a joint and several obligation
of each Maker and of all endorsers, cosigners and guarantors hereof and shall be binding upon them and, subject to the restriction with respect to assumption of this Note referenced herein, their heirs, representatives, successors and assigns.

                           (7) All fees, charges or other sums paid by Maker to
Holder, whether pursuant to the terms of this Note or otherwise, with respect to the loan evidenced by this Note or with respect to the Deed of Trust or any of the other Loan Documents which, under the laws of the State of Colorado, may be deemed to be in the nature of interest, shall, for the purpose of any law of the State of Colorado which may limit the maximum rate of interest to be charged with respect to the loan evidenced by this Note, be payable by Maker as and shall be deemed to be additional interest and, for such purposes only, the agreed upon and contracted rate of interest as calculated above shall be deemed to be increased to reflect the payment of such fees, charges and other sums as interest, which rate of interest Maker hereby agrees to pay.

                           (8) This Note may not be terminated or amended
orally, but only by a termination or amendment in writing signed by Holder and Maker.

                           (9) When the context and construction so require, all
words used in the singular herein shall be deemed to have been used in the plural and the masculine shall include the feminine and neuter and vice versa. The word "person" as used herein shall include any individual, company, firm, association, partnership, corporation, trust or other legal entity of any kind whatsoever.

                           (10) The headings of the paragraphs and sections of
this Note are for convenience of reference only, are not to be considered a part hereof and shall not limit or otherwise affect any of the terms hereof.


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         IN WITNESS WHEREOF, Maker has executed this Promissory Note as of the day and year first above written.

                                            MAKER:  M.K.S. Instruments Inc.,
                                                       a Massachusetts Corp.




                                            By:________________________________
                                                 Robert F. O'Brien, Treasurer



STATE OF            )
                    ) SS.
COUNTY OF           )


         The foregoing instrument was acknowledged before me, in the County of ________________, State of ___________________, this ____________ day of
________________, 1990, by Robert F. O'Brien, Treasurer, of M.K.S. Instruments Inc., a Massachusetts Corp.

                                       WITNESS my hand and official seal.

                                       My commission expires:

                                            ___________________________________
                                            Notary Public



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